Exhibit 10.4

[FORM ISO AGREEMENT FOR EMPLOYEES]

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”) is made by and between UNIFI, INC., a New York corporation (the “Company”), and ___________________, a key employee (the “Optionee”) of the Company.

WITNESSETH:

WHEREAS, the Company has adopted the Unifi, Inc. 2013 Incentive Compensation Plan (the “Plan”), which became effective on October 23, 2013; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has determined that it is desirable and in the best interests of the Company to grant to the Optionee a stock option as an incentive for the Optionee to advance the interests of the Company;

NOW, THEREFORE, the parties agree as follows:

Section 1.     Incorporation of Plan. The Plan is incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section 15 of the Plan. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan.

Section 2.     Grant of Option; Exercise Price; Expiration Date. The Company has granted, effective as of _________ (the “Date of Grant”), to Optionee the right, privilege and option (the or this “Option”) to purchase __________ shares of Company Stock (“Option Shares”) in the manner and subject to the conditions hereinafter set forth. The Option is intended to constitute an Incentive Stock Option. If the aggregate Fair Market Value (determined as of the time of the applicable grant date) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Option and all other stock options granted to Optionee pursuant to incentive stock option plans (as defined by Code Section 422) of the Company would exceed $100,000, then subject to the ordering provisions of Code Section 422, all or a portion of this Option attributable to such excess amount will be treated as a Nonstatutory Stock Option.

The exercise price for the Option shall be $_____ per share, which is the Fair Market Value of the Company Stock on the Date of Grant. The Option shall expire, if not previously exercised or terminated as provided herein, on the date that is ten (10) years from the Date of Grant (the “Expiration Date”).

Section 3.     Time of Exercise. The Option shall vest and become exercisable with respect to the Option Shares according to the following schedule (each such date being a “Vesting Date”):

As of the Following Anniversary of the Date of Grant:	The Option Shall Become Exercisable with Respect to the Following Percentage of the Option Shares:

One-Year Anniversary	33.33%

Two-Year Anniversary	33.33%

Three-Year Anniversary	33.34%

There shall be no vesting of the Option to result in fractional shares under this vesting schedule. If the vesting schedule would otherwise result in a fractional share, the number of shares shall be rounded up to the next whole number, subject to the next sentence with respect to the final Vesting Date. If the number of Option Shares with respect to which the Optionee becomes vested is rounded up on any Vesting Date prior to the final Vesting Date, the number of Option Shares with respect to which the Optionee becomes vested on the final Vesting Date shall be adjusted so that the total number of vested Option Shares does not exceed the number of Option Shares set forth above. For example, if the Optionee was awarded an Option to purchase 100 Option Shares under this Agreement, the Optionee would become vested with respect to 34, 34 and 32 Option Shares on the respective Vesting Dates listed above.

The Option shall not become exercisable in accordance with the foregoing vesting schedule as of any anniversary if the Optionee’s Date of Termination (as defined in Section 10(b)) occurs before such Vesting Date. Exercisability under this vesting schedule is cumulative, and after the Option becomes exercisable under the above schedule with respect to any portion of the Option Shares, it shall continue to be exercisable with respect to that portion of the Option Shares until the Option expires. Notwithstanding the foregoing provisions of this Section 3, the Option shall become vested and exercisable with respect to all of the Option Shares upon either of: (a) the date of the Optionee’s Date of Termination by reason of the Optionee’s death, Disability or Retirement (as defined in Section 10(c)) or (b) the date of a Change of Control, if such Change of Control occurs prior to Optionee’s Date of Termination.

Section 4.     Method of Exercise. The Option shall be exercised by written notice directed to the Chief Financial Officer or General Counsel of the Company or other Officer as may hereafter be designated by the Committee (“Designated Officer”) at the Company’s principal office in Greensboro, North Carolina, or at such other office as the Company may designate. Such notice shall (a) set forth the number of full shares of Company Stock for which the Option is being exercised, (b) be signed by the person exercising the Option, and (c) be accompanied by payment of the full purchase price of such shares (the “Option Price”) in the form of (i) a certified or other check acceptable to the Company made payable to the order of the Company, (ii) a certificate or certificates (or an instrument confirming the ownership of shares of Company Stock in book-entry or other uncertificated form) representing shares of Company Stock (duly endorsed or otherwise in a form acceptable to the Designated Officer), or (iii) a combination of the foregoing, with the value of any shares of Company Stock being equal to their Fair Market Value based on the last trading day immediately preceding the date said notice is received by the Company. Such exercise shall be effective only when said properly executed notice, accompanied by check or stock certificates as referred to above, are received by the Designated Officer. Any certificate for shares of Company Stock issued upon the exercise of the Option or part thereof (and for any shares of Company Stock delivered to the Company under clause (c) above, in excess of the Option Price) shall be issued or reissued, as the case may be, with or without restrictive legend, as determined by the Designated Officer, in the name of the person exercising the Option, and shall be delivered to such person; provided, however, that shares may be issued or reissued in book-entry uncertificated form if acceptable to the Optionee or other person exercising the Option. All shares of Company Stock issued as provided herein will be fully paid and nonassessable.

Section 5.        Withholding. The Optionee, upon the exercise of the Option, shall pay to the Company in cash the amount of any Applicable Withholding Taxes. Notwithstanding the foregoing, the Optionee may satisfy this obligation in whole or in part, and any other local, state or federal income tax obligations resulting from the exercise or the surrender of the Option, by electing (a) to deliver to the Company shares of Company Stock owned by the Optionee at the time of the exercise, (b) to have the Company withhold a portion of the Option Shares to which the Optionee would otherwise be entitled or (c) a combination of the foregoing. Any shares of Company Stock delivered or to be withheld in satisfaction of any tax obligation of the Optionee shall have a value equal to their Fair Market Value based on the last trading day immediately preceding the date the Option exercise notice under Section 4 is received by the Company.

Section 6.        Termination of Option. Except as herein otherwise stated, the Option shall terminate upon the first to occur of the following dates or events, to the extent not theretofore exercised:

(a)     the expiration of three months from the Optionee’s Date of Termination, but not beyond the Expiration Date, except if such termination be by reason of death or Disability or Cause (as defined below);

(b)     in the event of the death of the Optionee, the Administrator of the deceased Optionee’s estate, the Executor under the Optionee’s Last Will and Testament, or the person or persons to whom the Option shall have been validly transferred by such Executor or Administrator pursuant to the Last Will and Testament or the applicable laws of intestate succession shall have the right within twelve (12) months of the date of the Optionee’s death, but not beyond the Expiration Date, to exercise such Option to the extent exercisable by the Optionee at the date of his or her death;

(c)     if the termination of the Optionee’s employment is due to Retirement or Disability, the Optionee shall have the right within twelve (12) months from his or her Date of Termination, but not beyond the Expiration Date, to exercise such Option to the extent exercisable on such Date of Termination; and

(d)     if the Optionee’s employment with the Company is terminated for Cause, the Optionee’s Date of Termination.

Section 7.        Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Company Stock shall be increased or reduced by change in par value, split or combination, reclassification, distribution of a dividend payable in stock, or the like, the number of Option Shares and the exercise price per share under the Option shall be proportionately adjusted.

If the Company is reorganized or consolidated or merged with another corporation, the Optionee shall be entitled to receive an option (a “new option”) covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price and subject to the same conditions, as the Option. For purposes of the preceding sentence, the excess of the aggregate Fair Market Value of the shares of stock subject to the new option immediately after the reorganization, consolidation or merger over the aggregate exercise price of such shares of stock shall not be more than the excess of the aggregate Fair Market Value of all shares of Company Stock subject to the Option immediately before such reorganization, consolidation or merger over the aggregate Option Price of such shares of Company Stock, and the new option or the assumption of this Option in connection with such transaction shall not give Optionee additional benefits that he or she did not have under this Option, or deprive him or her of benefits that he or she had this Option, immediately before such transaction.

Section 8.        Restrictive Legend. At the sole and absolute discretion of the Designated Officer, any certificate issued for Option Shares upon exercise of the Option, may carry such restrictive legend as the Designated Officer shall determine to be appropriate.

Section 9.        Rights Prior to Exercise of the Option. This Option is non-transferable by the Optionee, except in the event of his or her death as provided in Section 6 above, and is exercisable only by the Optionee during his or her lifetime. The Optionee shall have no right as a shareholder with respect to the Option Shares until payment of the exercise price and delivery to the Optionee of such shares as herein provided.

Section 10.      Definitions. In addition to the defined terms contained in the Plan (which have been incorporated by reference herein as provided in Section 1), the following terms have the indicated meanings for purposes of this Agreement:

(a)     For purposes of this Agreement, “Cause” means any of the following, as determined in good faith by the Committee: (i) an act of embezzlement, theft or misappropriation by the Optionee of any property of the Company or any Related Company; (ii) any breach by the Optionee of any material provision of any material agreement to which the Optionee is a party with the Company or any Related Company that is not cured, to the extent the breach is susceptible to being cured, within fourteen (14) days after the Company gives express notice to the Optionee describing such breach; (iii) gross negligence by the Optionee in the discharge of his or her lawful duties to the Company or any Related Company (after receiving express notice from the Company specifying the manner in which he or she is alleged to have been grossly negligent and having had the opportunity to cure the same within thirty (30) days from receipt of such notice); (iv) any act by the Optionee constituting a felony or a crime that otherwise involves dishonesty or misrepresentation; (v) the Optionee’s breach of any fiduciary duty, under applicable law, to the Company or any Related Company, regardless of whether such conduct constitutes gross negligence; or (vi) any chemical or alcohol dependence by the Optionee that materially and adversely affects the performance of his or her duties or responsibilities to the Company or any Related Company.

(b)     “Date of Termination” means the first day occurring on or after the Date of Grant on which the Optionee’s employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Optionee between the Company and a Related Company or between two Related Companies; and further provided that the Optionee’s employment shall not be considered terminated while the Optionee is on a leave of absence from the Company or a Related Company approved by the Optionee’s employer. If, as a result of a sale or other transaction, the Optionee’s employer ceases to be a Related Company (and the Optionee’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Optionee’s Date of Termination caused by the Optionee being discharged by the employer.

(c)     “Retirement” means the occurrence of the Optionee’s Date of Termination after age 57 with the approval of the Committee.

Section 11.      Rule 16b-3 Intention. The Option granted to the Optionee is intended to meet the eligibility requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such that the Option is exempt from Section 16(b) of the Exchange Act and the so-called “short swing profit” provisions, which provide for the disgorgement of any profits realized by the Optionee, as an insider, from the purchase and sale (or sale and purchase) of Company Stock within a six-month period. The Company recommends that the Optionee consult with counsel prior to exercising the Option.

Section 12.      Recoupment of Option/Shares of Stock. Notwithstanding any provision in the Plan or this Agreement to the contrary, all Option Shares and any shares of Company Stock acquired pursuant to the exercise of this Option shall be subject to recoupment by the Company pursuant to the Company’s Compensation Recoupment Policy, as it may be amended from time to time (or any successor policy thereto) (the “Recoupment Policy”). The terms of the Recoupment Policy are hereby incorporated by reference into this Agreement.

Section 13.       General Matters.

(a)     Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Subject to the terms of the Plan, any benefits distributable to the Optionee under this Agreement that are not distributed at the time of the Optionee’s death shall be distributed, at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Optionee in writing filed with the Company in such form and at such time as the Committee shall require. If a deceased Optionee failed to designate a beneficiary, or if the designated beneficiary of the deceased Optionee dies before the Optionee or before complete distribution of the benefits due under this Agreement, the amounts to be distributed under this Agreement shall be distributed to the legal representative or representatives of the estate of the last to die of the Optionee and any designated beneficiary.

(b)     Amendments by the Committee. The Committee may, at any time prior to the Expiration Date, amend this Agreement, provided that no amendment may, in the absence of written consent by the Optionee, adversely affect the rights of the Optionee under the Option prior to the date of such amendment.

(c)     Administration. The authority to manage and control the operation and administration of this Agreement has been vested in the Committee, and the Committee shall have all powers with respect to this Agreement that it has with respect to the Plan. Any interpretation of the Agreement by the Committee, and any decision made by it with respect to the Agreement, are final and binding.

(d)     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina without reference to principles of conflict of laws.

(e)     Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in North Carolina in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party’s own expenses incurred in connection with any arbitration; provided, however, that the cost of the arbitration to the Optionee, including, without limitation, reasonable attorneys’ fees of the Optionee, shall be borne by the Company if the Optionee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator. If any costs of the arbitration borne by the Company in accordance herewith would constitute compensation to the Optionee for Federal tax purposes, then (i) the amount of any such costs reimbursed to the Optionee in one taxable year shall not affect the amount of such costs reimbursable to the Optionee in any other taxable year, (ii) the Optionee’s right to reimbursement of any such costs shall not be subject to liquidation or exchange for any other benefit, and (iii) the reimbursement of any such costs incurred by the Optionee shall be made as soon as administratively practicable, but in any event within ten (10) days, after the date the Optionee is determined to be the prevailing party in the arbitration. The Optionee shall be responsible for submitting claims for reimbursement in a timely manner to enable payment within the timeframe provided herein.

(f)     Notices. Any notice or other communication required or permitted under this Agreement, to be effective, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (iii) on the date transmitted by facsimile or e-mail, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (iv) if sent by Federal Express, UPS or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, then on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery), any such notice or other communication shall be sent, as appropriate, (x) to the Optionee at the last address or facsimile number specified in the Optionee’s records with the Company, or such other address or facsimile number as the Optionee may designate in writing to the Company, or (y) to the Company, Attention: General Counsel, at its corporate headquarters address or main facsimile number at such address or such other address as the Company may designate in writing to the Optionee.

(g)     Failure to Enforce Not a Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h)     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

(i)      Modifications; Entire Agreement; Headings. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement, effective as of the Date of Grant set forth above.

UNIFI, INC.

By:

Name:

Title:

OPTIONEE

(Signature)

(Print or Type Name)

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